Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Houston, Texas time on March 26, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Houston, Texas time on March 26, 2015. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1      Adopt the Agreement and Plan of Merger, dated as of November 16, 2014, as it may be amended from time to time (the “merger agreement”), by and among Halliburton Company, Red Tiger LLC and Baker Hughes Incorporated.

	☐	☐	☐

2      Approve the adjournment of the Baker Hughes Incorporated special meeting of stockholders if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

	☐	☐	☐
3 Approve, on a non-binding, advisory basis, the compensation that will or may become payable to Baker Hughes Incorporated’s named executive officers in connection with the merger.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting by or at the direction of the Baker Hughes Incorporated board of directors and any adjournment or postponement thereof.
For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

BAKER HUGHES INCORPORATED Special Meeting of Stockholders March 27, 2015 9:00 AM Houston, Texas time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Martin S. Craighead and Alan R. Crain, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BAKER HUGHES INCORPORATED that the undersigned is entitled to vote at the Special Meeting of Stockholders of Baker Hughes Incorporated to be held at 09:00 AM, Houston, Texas time on March 27, 2015, at 2727 Allen Parkway, Wortham Meeting Room #2, Houston, Texas 77019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side